Exhibit 5.1

[Vinson & Elkins L.L.P. Letterhead]

March 28, 2006

Alliance Holdings GP, L.P.

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

Ladies and Gentlemen:

We have acted as counsel to Alliance Holdings GP, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 14,375,000 units representing limited partner interests in the Partnership (the “Units”).

We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

2. The Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership’s Registration Statement on Form S-1 (Commission File No. 333-129883), as amended, relating to the Units (the “Registration Statement”), will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the reference to us under the heading “Validity of the Units” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.